UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 19, 2025

Date of Report (Date of earliest event reported)

PRINCETON BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-41589	88-4268702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

183 Bayard Lane, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

(609) 921-1700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered or to be registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BPRN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2025, the Board of Directors of The Bank of Princeton (the “Bank”), the wholly owned subsidiary of Princeton Bancorp, Inc. (the “Company”), approved an amendment and restatement of The Bank of Princeton Deferred Compensation Plan (formerly known as the Non-Employee Directors Deferred Compensation Plan) effective January 1, 2026 (as amended and restated, the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, the Chief Executive Officer and Chief Operating Officer of the Bank may elect to defer receipt of a portion of their annual cash compensation and invest the deferrals in phantom investments, which include Company common stock, through a stock fund. The Deferred Compensation Plan continues to permit non-employee directors to defer a portion of their cash compensation into the plan. In addition to providing the Chief Executive Officer and Chief Operating Officer with an opportunity to defer cash compensation, these executives are also eligible for “Discretionary Employer Restoration Contributions” (discretionary employer contributions that restore benefits or contributions that are cutback due to compensation limits imposed by the Internal Revenue Code) and “Other Discretionary Employer Contributions” (employer contributions that may include vesting or other conditions), subject to the approval of the Compensation/HR Committee of the Boards of Directors of the Bank and the Company. Participants are always 100% vested in their deferrals under the Deferred Compensation Plan. The Committee may attach vesting and/or performance conditions to any discretionary employer contributions.

Participation in the Plan is voluntary, and deferral elections do not carry over from one year to the next; rather, participants must make deferral elections annually in the year prior to the year in which the cash compensation is earned. Participants may choose to have their deferred compensation paid in a lump sum or in annual installments (over two to five years). Payment of such deferred compensation shall be made or begin in the calendar year designated by the participant; however, it must be at least two years from the date of deferral.

A copy of the Deferred Compensation Plan is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The preceding discussion of the Deferred Compensation Plan is qualified by reference to such Exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	The Bank of Princeton Deferred Compensation Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON BANCORP. INC.
Dated: November 25, 2025
	By:	/s/ George S. Rapp
George S. Rapp
Executive Vice President and Chief Financial Officer